Exhibit 99.1

March 29, 2005

Val John Christensen
1781 East Lorien Drive
Bountiful, Utah 84010

Dear Val:

This letter memorializes the details of your separation from Franklin Covey.

1.  Termination of Employment. Your employment as Executive Vice President and General Counsel of Franklin Covey Co. (the “Company”) shall terminate effective March 29, 2005.

2.  Severance Payment and Performance Bonus. The Company shall, within 10 days after the date of execution of this letter agreement, pay you a lump sum severance in the gross amount of $900,000, less all applicable withholdings. This sum represents (i) the Company’s severance obligation to you in the amount of $450,000, representing one year’s target cash compensation, plus (ii) $450,000, representing the one year sabbatical leave to which you were entitled, but did not take, as an executive officer who served the Company for more than 16 years. In addition, the Company shall pay you, at the time or times it pays such bonuses to the executive officers of the Company, each cash performance bonus to which you would have been entitled with respect to the Company’s fiscal year 2005 performance as if your employment as an executive officer of the Company had continued through the end of fiscal year 2005 and as if each of your personal performance objectives for fiscal 2005 had been met. Assuming the Company achieves the fiscal 2005 performance goals upon which the maximum fiscal 2005 performance bonus you would have received are based, the aggregate amount of this payment would be $150,000.

3.  COBRA and Other Benefits. Following termination of your employment on March 29, 2005, you will be eligible for continued health care coverage pursuant to COBRA. Franklin Covey will pay COBRA premiums for the entire 18 month period during which you are eligible for COBRA benefits. All other benefits will terminate effective March 29, 2005.

4.  Existing Stock Options and Restricted Share Awards. You shall continue to own, hold and maintain all Franklin Covey stock options and restricted share awards owned and held by you as of the date of this letter agreement, subject to the following terms:

a.	All such stock options and restricted share awards, to the extent not yet vested, shall vest immediately. In addition, the Company shall, consistent with its policy and practice relative to other Restricted Share Award recipients, pay you the gross sum of $57,330.00 (.40 x $2.73 x 52,500 shares) to partially offset federal and state income taxes resulting from the vesting of your restricted shares.
b.	The Company agrees to waive the requirement in your stock option agreements that you exercise your options within 90 days after the termination of your employment, the effect of which waiver is to allow you to continue to hold and exercise all vested options granted thereunder for the term specified therein. You acknowledge that by virtue of this waiver, all Incentive Stock Options shall become non-qualified stock options for Federal income tax purposes.

5.  Franklin Covey Laptop Computer. You acknowledge that the only item of Franklin Covey property in your possession is your laptop computer (identification number 112774), which you agree to return to Franklin Covey within 15 days after the date of FranklinCovey’s written request therefor.

6.  Noncompete; Nondisclosure; Nonsolicitation; Nondisparagement. During the course of your employment with Franklin Covey, you have obtained information or knowledge that is confidential or proprietary in nature relating to Franklin Covey’s business, operations, services, products or equipment. To remain eligible to receive the payments and benefits described herein, you agree that for a period of two (2) years, you will not; (i) exploit, disclose or assist others in exploiting, using or disclosing, to compete or to assist others to compete, directly or indirectly, with the business of Franklin Covey, and Franklin Covey proprietary information or proprietary documents including, without limitation: (a) market, business or alliance strategies or initiatives; (b) pricing and material pricing information or strategies; (c) new products or services concepts, or ideas; (d) customer lists; and (e) vendor and supplier lists. Further, you agree that for a period of two (2) years, you will not make any statements to third parties that disparage, demean, or criticize Franklin Covey officers, management, employees, business practices, strategies, products, or services. The foregoing shall not prevent you from making truthful statements under oath as a witness in a proceeding by a court of competent jurisdiction or administrative agency.

7.  General Release. For and in consideration of the payments and benefits described herein, the receipt and sufficiency of which you hereby acknowledge, on your own behalf, and on behalf of your heirs and assigns, and all persons claiming under you, you hereby fully and forever unconditionally release and discharge Franklin Covey Co., all of its affiliated and related corporations, their predecessors, successors and assigns, together with their divisions and departments, and all past or present officers, directors, employees, insurers and agents of any of them (hereinafter referred to collectively as “Releasees”) of and from, and you covenant not to sue or assert against Releasees, for any purpose, all claims, administrative complaints, demands, actions and causes of action, of every kind and nature whatsoever, whether at law or in equity, and both negligent and intentional, arising from or in any way related to your employment by Franklin Covey, based in whole or in part upon any act or omission occurring on or before the date of this general release, without regard to your present actual knowledge of the act or omission, which you may now have, or which you, or any person acting on your behalf may at any future time have or claim to have, including specifically, but not by way of limitation, matters which may arise at common law or under federal, state or local laws, such as the Fair Labor Standards Act, the Employee Retirement Income Security Act, the National Labor Relations Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Older Workers Protection Act, the Rehabilitation Act of 1973, the American With Disabilities Act, and the Equal Pay Act. You warrant that you have not assigned or transferred any right or claim described in this general release. You expressly assume all risk that the facts and law concerning this general release may be other than as presently known to you. You acknowledge that, in signing this general release, you are not relying on any information provided to you by Releasees or upon Releasees to provide information not known to you.

8.  Acknowledgment. You acknowledge that you have read this agreement, understand its terms, and have had an opportunity to have answered to your satisfaction any questions concerning the terms hereof. You execute this agreement voluntarily and of your own free will and choice, after having been advised to seek your own legal counsel, without threat, coercion or duress, intending to be legally bound.

9.  Waiver of Review Period. You acknowledge that Franklin Covey provided you with a copy of this letter agreement for your review and consideration on March 10, 2005, and advised you that you have twenty-one (21) days in which to consider and review this letter agreement prior to signing it, and that you have knowingly waived that twenty-one (21) day review period prior to your execution of this letter agreement. You further acknowledge that for a period of seven (7) days following the execution of this letter agreement, you may revoke this agreement by providing notice of such revocation to Franklin Covey. You agree that any such notice shall be given to Franklin Covey Co., Attn. Robert A. Whitman, 2200 West Parkway Boulevard, Salt Lake City, Utah 84119. Such notice, if given, must be actually received by Franklin Covey (7) days following your execution of this letter agreement. You agree that if you exercise your revocation right, the respective rights and obligations of the parties to this agreement will be automatically void and you will immediately pay to Franklin Covey, upon demand, any and all payments made by Franklin Covey to you under this letter agreement. You acknowledge that the irrevocable termination of your employment as of the date stated in Section 1, above, will not be altered by your exercise of your revocation right.

10.  Remedies. In addition to any other legal or equitable remedies Franklin Covey may have, all unpaid payments and benefits described in this agreement shall be immediately canceled, terminated and forfeited in their entirety in the event you violate any of the provisions hereof.

11.  Governing Law. The laws of the State of Utah shall govern this agreement. This is the entire agreement between the parties. No other promises or agreements have been made to you except as stated in this agreement. This agreement may not be changed or modified except by a written document signed by the parties.

12.  Entire Agreement. This letter agreement reflects the entire agreement of the parties relative to the subject matter hereof and supercedes any oral or written agreements relating thereto.

Please signify your agreement with the foregoing by signing both original letters where indicated below and returning one original to me.

Sincerely,

/s/ ROBERT A. WHITMAN
Robert A. Whitman
President and CEO
Franklin Covey Co.

ACCEPTED AND AGREED

This 29th day of March, 2005.

/s/ VAL JOHN CHRISTENSEN
Val John Christensen